Exhibit 99.1

Fortune Brands Home & Security Reports Strong Q1 Sales and EPS Growth, Raises Annual Outlook and Announces Strategic Acquisition

Highlights:

  Q1 2013 net sales increase 11 percent year-over-year to $890 million
  Q1 2013 EPS $0.22, EPS before charges/gains increases to $0.24 vs. $0.08 prior year
  Company raises annual outlook to sales growth of 9 – 11 percent and EPS before charges/gains of $1.23 - $1.33
  Company announces agreement to acquire WoodCrafters Home Products, LLC, a leading manufacturer of bathroom vanities

DEERFIELD, Ill.--(BUSINESS WIRE)--May 2, 2013--Fortune Brands Home & Security, Inc. (NYSE: FBHS), an industry-leading home and security products company, today announced first quarter 2013 results and raised its annual outlook for sales and earnings per share. The Company also announced today a strategic acquisition, after declaring its first quarterly dividend earlier this week.

“Our strong results, including outperforming the market through profitable growth, are due to aggressive moves we’ve made over the last several years to position the Company to leverage the market recovery. We are increasing our annual outlook as well as driving incremental shareholder value by initiating a dividend and announcing a strategic acquisition,” said Chris Klein, chief executive officer, Fortune Brands Home & Security.

First Quarter 2013

For the first quarter of 2013, net sales were $890 million, an increase of 11 percent over the first quarter of 2012. Diluted earnings per share were $0.22, compared to $0.08 in the prior year quarter. Diluted EPS before charges/gains was $0.24, compared to $0.08 the prior year.

Operating income was $56.6 million, compared to $21.3 million in the prior year quarter. Operating income before charges/gains was $62.4 million, compared to $20.9 million the prior year.

“Sales in our home products segments grew a combined 16 percent vs. last year, once again outperforming the market, with our cabinets, plumbing and entry doors performing especially well. Importantly, this was very profitable growth, with total company operating income before charges/gains tripling. New housing construction continued at a strong pace, and spending for home repairs and remodeling began to improve despite cooler weather in many parts of the country that held back exterior projects like windows,” Klein said.

For each segment in the first quarter 2013, compared to the prior-year quarter:

  Kitchen & Bath Cabinetry net sales were up 11 percent, with operating income before charges/gains of $14.9 million vs. a loss of $3.9 million last year. Growth and share gains were driven across all parts of the business, with new construction leading the momentum.
  Plumbing & Accessories net sales were up 26 percent, and operating income before charges/gains was up 52 percent as share gains were evident across the business.
  Advanced Material Windows & Door Systems net sales were up 10 percent, with entry doors driving the gains.
  Security & Storage net sales were down 14 percent as planned, primarily driven by storage sales that faced unfavorable comparisons due to heavy promotional activity at a key retailer in the prior year. Segment operating income before charges/gains was up modestly.

Company Raises Annual Outlook for 2013

Based on the Company’s performance and its expectation to continue outperforming the market for its home products, the Company now expects full-year 2013 net sales to increase 9 to 11 percent, excluding anticipated benefits from the acquisition discussed below. The Company now expects diluted EPS before charges/gains to be in the range of $1.23 to $1.33, also excluding anticipated benefits from the acquisition. This targeted range compares to 2012 diluted EPS before charges/gains of $0.89.

“We have the confidence to raise our annual outlook because the market is improving and our performance outpaced the recovering market,” Klein said. “We are executing well, gaining share and growing profits.”

Company Announces Dividend and Strategic Acquisition

On April 30, 2013, the Company announced its Board of Directors approved a quarterly cash dividend payment of $0.10 per share of common stock. The Company is initiating this dividend approximately 19 months after becoming an independent company.

The Company announced today it has signed an agreement to acquire WoodCrafters Home Products, LLC, a leading, privately-owned manufacturer of bathroom vanities and tops with estimated annual sales of $230 million. The transaction is valued at approximately $300 million. WoodCrafters will become part of the Company’s Kitchen & Bath Cabinetry segment and will greatly expand the Company’s offerings of bathroom cabinetry.

“We’ve been a leader in kitchen and bath cabinets for years. WoodCrafters’ strength in manufacturing vanities and vanity sink tops immediately strengthens our offerings for the bathroom, with more products, and more control over our supply chain and capacity in that category,” said Klein. “The cabinet market is experiencing early stages of recovery. Now is the perfect time to add to our leadership position as the leading cabinet manufacturer in North America with this strategic acquisition.”

WoodCrafters is headquartered in Weslaco, Texas and has approximately 2,000 associates. WoodCrafters operates manufacturing facilities in southern Texas and northern Mexico. The Company plans for WoodCrafters to operate as a business unit of MasterBrand Cabinets, Inc., the Company’s kitchen & bath cabinetry unit, with its current management team, staffing, operations and locations.

The transaction is expected to be accretive to FBHS’s earnings per share before charges/gains for the full year 2014 at $0.11 to $0.13 per share before future operating synergies. Any impact on 2013 EPS depends on the transaction’s closing date and is not included in the Company’s revised annual outlook announced above. The transaction is expected to be funded with a combination of cash on hand and the Company's existing credit facilities.

The closing of the transaction is subject to regulatory approval and is expected to occur prior to the end of 2013.

“Our consistently strong performance is providing the foundation to drive incremental shareholder value,” said Lee Wyatt, chief financial officer. “The dividend reflects our confidence in ongoing cash flows, and we believe the acquisition will increase operating results in the second half of 2013. Even with these two actions, we expect our net-debt-to-EBITDA before charges/gains ratio to be less than 0.5 times at year-end. We expect our capital structure and free cash flow will continue to provide the fuel to both invest in the business and drive further incremental shareholder value in the future,” Wyatt said.

“Our balance sheet remains solid,” Wyatt said. “As of March 31, 2013, cash was $259 million, and debt remained at $326 million.”

About Fortune Brands Home & Security, Inc.

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, Ill., creates products and services that help fulfill the dreams of homeowners and help people feel more secure. The Company’s trusted brands include Master Lock security products, MasterBrand cabinets, Moen faucets, Simonton windows and Therma-Tru entry door systems. FBHS holds market leadership positions in all of its segments. The Company’s more than 16,000 full-time associates generated $3.6 billion in net sales in 2012. FBHS is part of the S&P MidCap 400 Index. For more information, please visit www.FBHS.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding business strategies, market potential, future financial performance and other matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “outlook,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including but not limited to: (i) by our reliance on the North American home improvement, repair and new home construction activity levels, (ii) the North American and larger global economies, (iii) risk associated with entering into potential strategic acquisitions, (iv) our ability to remain innovative and protect our intellectual property, (v) our reliance on key customers and suppliers, (vi) the cost and availability associated with our supply chains and the availability of raw materials, (vii) risk of increases in our postretirement benefit-related costs and funding requirements, and (viii) changes in tax, environmental and federal and state laws and industry regulatory standards. These and other factors are discussed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission. In addition, this press release contains certain forward-looking statements that involve risks and uncertainties associated with the transaction between Fortune Brands Home & Security, Inc. (“FBHS”) and WoodCrafters Home Products, LLC (“WoodCrafters”). These risks and uncertainties include: the satisfaction of closing conditions for the transaction between FBHS and WoodCrafters; market conditions; the effect of the announcement of the transaction on WoodCrafters’ and FBHS’s respective businesses; the impact of any failure to complete the transaction; the risk that WoodCrafters and FBHS will not realize the anticipated benefits of the transaction; the potential inability to successfully operate or integrate WoodCrafters’ business; general industry and economic conditions; and other factors beyond the companies’ control and the risk factors and other cautionary statements described in FBHS’s filings with the SEC. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date hereof.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges/gains, operating income before charges/gains, and net debt-to-EBITDA before charges/gains ratio. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2013	2012	% Change
Net Sales (GAAP)
Kitchen & Bath Cabinetry	$345.3	$311.5	10.9
Plumbing & Accessories	308.9	244.5	26.3
Advanced Material Windows & Door Systems	124.2	113.4	9.5
Security & Storage	111.6	129.4	(13.8)
Total Net Sales	$890.0	$798.8	11.4

Operating Income (Loss) Before Charges/Gains(a)
Kitchen & Bath Cabinetry	$14.9	$(3.9)	482.1
Plumbing & Accessories	55.0	36.2	51.9
Advanced Material Windows & Door Systems	(7.9)	(10.3)	23.3
Security & Storage	12.3	11.8	4.2
Corporate expense	(11.9)	(12.9)	7.8
Total Operating Income Before Charges/Gains	$62.4	$20.9	198.6

Earnings Per Share Before Charges/Gains(b)
Diluted	$0.24	$0.08	200.0

EBITDA Before Charges/Gains(c)	$84.5	$45.4	86.1

(a) Operating income (loss) before charges/gains is operating income (loss) derived in accordance with U.S. generally accepted accounting principles ("GAAP") excluding restructuring and other charges, income from a contingent acquisition consideration adjustment, and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Operating income (loss) before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by FBHS and to evaluate and identify cost-reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies. A reconciliation to operating income, the most comparable GAAP measure, is included in subsequent tables.

(b) Diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding restructuring and other charges, income from a contingent acquisition consideration adjustment and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies. A reconciliation to diluted EPS, the most closely comparable GAAP measure, is included in subsequent tables.

(c) EBITDA before charges/gains is net income derived in accordance with GAAP excluding restructuring and other charges, income from a contingent acquisition consideration adjustment, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans, depreciation, amortization of intangible assets, interest expense, and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies. A reconciliation from net income, the most closely comparable GAAP measure, is included in subsequent tables.

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEET (GAAP)
(In millions)
(Unaudited)

	March 31,	December 31,
	2013	2012

Assets
Current assets
Cash and cash equivalents	$258.9	$336.0
Accounts receivable, net	429.1	381.7
Inventories	380.0	357.2
Other current assets	131.2	153.0
Total current assets	1,199.2	1,227.9

Property, plant and equipment, net	499.5	509.4
Goodwill	1,379.9	1,381.4
Other intangible assets, net of accumulated amortization	677.9	683.6
Other assets	67.3	71.6
Total assets	$3,823.8	$3,873.9

Liabilities and Equity
Current liabilities
Notes payable to banks	$6.4	$5.5
Current portion of long-term debt	22.5	22.5
Accounts payable	300.9	287.0
Other current liabilities	229.9	317.4
Total current liabilities	559.7	632.4

Long-term debt	297.5	297.5
Deferred income taxes	225.5	224.0
Accrued defined benefit plans	200.7	252.7
Other non-current liabilities	79.2	82.6
Total liabilities	1,362.6	1,489.2

Stockholders' equity	2,458.5	2,381.1
Noncontrolling interests	2.7	3.6
Total equity	2,461.2	2,384.7
Total liabilities and equity	$3,823.8	$3,873.9

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2013	2012
Operating Activities
Net income	$37.5	$13.0
Depreciation and amortization	22.0	24.5
Recognition of actuarial losses	4.6	-
Deferred income taxes	7.0	8.1
Other noncash items	6.5	6.0
Changes in assets and liabilities, net	(150.1)	(95.5)
Net cash used in operating activities	$(72.5)	$(43.9)

Investing Activities
Capital expenditures, net of proceeds from asset sales	$(14.2)	$(9.8)
Other investing activities	-	(3.6)
Net cash used in investing activities	$(14.2)	$(13.4)

Net cash provided by financing activities	$9.9	$56.7

Effect of foreign exchange rate changes on cash	(0.3)	0.4

Net decrease in cash and cash equivalents	$(77.1)	$(0.2)
Cash and cash equivalents at beginning of period	336.0	120.8
Cash and cash equivalents at end of period	$258.9	$120.6

FREE CASH FLOW	Three Months Ended March 31,
	2013	2012

Free Cash Flow (a)	$(69.8)	$(12.5)
Add:
Capital expenditures	14.4	11.2
Less:
Proceeds from the sale of assets	0.2	1.4
Proceeds from the exercise of stock options	16.9	41.2
Cash Flow From Operations (GAAP)	$(72.5)	$(43.9)

(a) Free cash flow is cash flow from operations calculated in accordance with GAAP less net capital expenditures (capital expenditures less proceeds from the sale of assets including property, plant and equipment) plus proceeds from the exercise of stock options. Free cash flow does not reflect adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONSOLIDATED STATEMENT OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2013	2012	% Change

Net Sales	$890.0	$798.8	11.4

Cost of products sold	589.8	552.0	6.8

Selling, general
and administrative expenses	240.1	221.1	8.6

Amortization of intangible assets	2.6	3.4	(23.5)

Restructuring charges	0.9	1.0	(10.0)

Operating Income	56.6	21.3	165.7

Interest expense	1.7	2.5	(32.0)

Other income, net	(0.2)	(0.5)	60.0

Income before income taxes	55.1	19.3	185.5

Income taxes	17.6	6.3	179.4

Net Income	$37.5	$13.0	188.5

Less: Noncontrolling interests	0.2	0.5	(60.0)
Net Income attributable to
Fortune Brands Home & Security	$37.3	$12.5	198.4

Earnings Per Common Share, Diluted:
Net Income	$0.22	$0.08	175.0

Diluted Average Shares Outstanding	170.3	163.0	4.5

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2013	2012	% Change
Net Sales (GAAP)
Kitchen & Bath Cabinetry	$345.3	$311.5	10.9
Plumbing & Accessories	308.9	244.5	26.3
Advanced Material Windows & Door Systems	124.2	113.4	9.5
Security & Storage	111.6	129.4	(13.8)
Total Net Sales	$890.0	$798.8	11.4

Operating Income (Loss)
Kitchen & Bath Cabinetry	$14.3	$(5.3)	369.8
Plumbing & Accessories	55.0	36.2	51.9
Advanced Material Windows & Door Systems	(8.5)	(8.5)	-
Security & Storage	12.3	11.8	4.2
Corporate Expenses(a)	(16.5)	(12.9)	(27.9)
Total Operating Income (GAAP)	$56.6	$21.3	165.7

OPERATING INCOME (LOSS) BEFORE CHARGES/GAINS RECONCILIATION

Operating Income (Loss) Before Charges/Gains(b)
Kitchen & Bath Cabinetry	$14.9	$(3.9)	482.1
Plumbing & Accessories	55.0	36.2	51.9
Advanced Material Windows & Door Systems	(7.9)	(10.3)	23.3
Security & Storage	12.3	11.8	4.2
Corporate expenses	(11.9)	(12.9)	7.8

Total Operating Income Before Charges/Gains(b)	62.4	20.9	198.6
Restructuring and other charges(c)	(1.2)	(1.6)	25.0
Contingent acquisition consideration adjustment (d)	-	2.0	(100.0)
Defined benefit plan actuarial losses (e)	(4.6)	-	(100.0)
Total Operating Income (GAAP)	$56.6	$21.3	165.7

(a) Corporate expenses include the components of defined benefit plan expense other than service cost including actuarial gains and losses.

(b) Operating income (loss) before charges/gains is operating income (loss) derived in accordance with GAAP excluding restructuring and other charges, income from a contingent acquisition consideration adjustment and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Operating income (loss) before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by FBHS and to evaluate and identify cost-reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(c) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs; "other charges" represent charges directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines and accelerated depreciation resulting from the closure of facilities and gains or losses associated with the sale of closed facilities.

(d) Represents gain attributable to reduction of estimated liability for contingent consideration associated with a business acquisition.

(e) Represents actuarial losses associated with our defined benefit plans. Actuarial gains or losses in a period represent the difference between actual and actuarially assumed experience, principally related to liability discount rates and plan asset returns, as well as other actuarial assumptions including compensation rates, turnover rates, and health care cost trend rates. The Company recognizes actuarial gains or losses immediately in operating income to the extent they cumulatively exceed a “corridor.” The corridor is equal to the greater of 10% of the fair value of plan assets or 10% of a plan’s projected benefit obligation. Actuarial gains or losses are determined at required remeasurement dates which occur at least annually in the fourth quarter. Remeasurements due to plan amendments and settlements may also occur in interim periods during the year. Our Operating Income (loss) Before Charges/Gains reflects our expected rate of return on pension plan assets which in a given period may materially differ from our actual return on plan assets. Our liability discount rates and plan asset returns are based upon difficult to predict fluctuations in global bond and equity markets that are not directly related to the Company’s business. We believe that the exclusion of actuarial gains or losses from Operating Income (loss) Before Charges/Gains provides investors with useful supplemental information regarding the underlying performance of the business from period to period that may be considered in conjunction with our operating income as measured on a GAAP basis. We present this supplemental information because such actuarial gains or losses may create volatility in our operating income that does not necessarily have an immediate corresponding impact on operating cash flow or the actual compensation and benefits provided to our employees. The table below sets forth additional supplemental information on the Company’s historical actual and expected rate of return on plan assets, as well as discount rates used to value its defined benefit obligations:
(In millions)	Year Ended		Year Ended
	December 31, 2012		December 31, 2011
	%	$	%	$
Actual return on plan assets	14.5%	$63.7	(0.6)%	($2.7)
Expected return on plan assets	7.8%	36.8	8.5%	41.3
Discount rate at December 31:
Pension benefits	4.9%		5.8%
Postretirement benefits	4.6%		5.3%

DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION
Diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding restructuring and other charges, income from a contingent acquisition consideration adjustment and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

For the first quarter of 2013, diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding $1.2 million ($0.8 million after tax) of restructuring and other charges and the impact of expense from actuarial losses associated with our defined benefit plans of $4.6 million ($3.1 million after tax or $0.02 per diluted share).

For the first quarter of 2012, diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding $1.6 million ($1.0 million after tax or $0.01 per diluted share) of restructuring and other charges, and income from a contingent acquisition consideration adjustment of $2.0 million ($1.2 million after tax or $0.01 per diluted share).

	Three Months Ended March 31,
	2013	2012	% Change

Earnings Per Common Share - Diluted
EPS Before Charges/Gains	$0.24	$0.08	200.0

Restructuring and other charges	-	(0.01)	100.0
Contingent acquisition consideration adjustment	-	0.01	(100.0)
Defined benefit plan actuarial losses	(0.02)	-	(100.0)

Diluted EPS (GAAP)	$0.22	$0.08	175.0

RECONCILIATION OF FULL YEAR 2013 EARNINGS GUIDANCE TO GAAP

For the full year, the Company is targeting diluted EPS before charges/gains to be in the range of $1.23 to $1.33 per share, excluding anticipated benefits from the acquisition. On a GAAP basis, the Company is targeting diluted EPS to be in the range of $1.21 to $1.31 per share, also excluding anticipated benefits from the acquisition. The Company's GAAP basis EPS range assumes the Company incurs no additional actuarial gains or loss associated with its defined benefit plans subsequent to March 31, 2013.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF FULL YEAR DILUTED EPS BEFORE CHARGES/GAINS TO GAAP DILUTED EPS
(unaudited)

For the twelve months ended
December 31, 2012

Diluted EPS before charges/gains - full year	$0.89

Diluted EPS before charges/gains(a)	$0.89
Restructuring and other charges	(0.04)
Contingent acquisition consideration adjustment	-
Asset impairment charges	(0.06)
Defined benefit plan actuarial losses	(0.16)
Income tax gains	0.08

Diluted EPS (GAAP)	$0.71

(a) For the year ended December 31, 2012, diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding $10.0 million ($6.6 million after tax or $0.04 per diluted share) of restructuring and other charges, income from a contingent acquisition consideration adjustment of $2.0 million ($1.2 million after tax), asset impairment charges of $15.8 million ($9.7 million after tax or $0.06 per diluted share) pertaining to the impairment of certain indefinite lived trade names, income tax gains pertaining to the favorable resolution of tax audits of $12.7 million ($0.08 per diluted share) and the impact of expense from actuarial losses associated with our defined benefit plans of $42.2 million ($26.2 million after tax or $0.16 per diluted share). Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

RECONCILIATION OF GAAP NET INCOME TO EBITDA BEFORE CHARGES/GAINS

	Three Months Ended March 31,
	2013	2012	% Change

Net Income	$37.5	$13.0	188.5

Depreciation (a)	$19.3	$20.6	(6.3)
Amortization of intangible assets	2.6	3.4	(23.5)
Restructuring and other charges	1.2	1.6	(25.0)
Contingent acquisition consideration adjustment	-	(2.0)	100.0
Interest expense	1.7	2.5	(32.0)
Defined benefit plan actuarial losses	4.6	-	100.0
Income taxes	17.6	6.3	179.4

EBITDA BEFORE CHARGES/GAINS (b)	$84.5	$45.4	86.1

(a) Depreciation excludes accelerated depreciation of $0.1 million and $0.5 million for the three months ended March 31, 2013 and March 31, 2012, respectively. Accelerated depreciation is included in restructuring and other charges.
(b) EBITDA before charges/gains is net income derived in accordance with GAAP excluding restructuring and other charges, income from a contingent acquisition consideration adjustment, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans, depreciation, amortization of intangible assets, interest expense, and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

CALCULATION OF NET DEBT-TO-EBITDA BEFORE CHARGES/GAINS RATIO

As of March 31, 2013
Notes payable to banks (a)	6.4
Current portion of long-term debt (a)	22.5
Long-term debt (a)	297.5
Total debt	326.4
Less:
Cash and cash equivalents (a)	258.9
Net debt (1)	67.5

For the twelve months ended March 31, 2013
EBITDA before charges/gains (2) (b)	360.4

Net debt-to-EBITDA before charges/gains ratio (1/2)	0.2

(a) Amounts are per the unaudited Condensed Consolidated Balance Sheet as of March 31, 2013.

(b) See reconciliation below for calculation and reconciliation from Net Income to EBITDA before charges/gains. EBITDA before charges/gains is net income derived in accordance with GAAP excluding restructuring and other charges, asset impairment charges, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans, depreciation, amortization of intangible assets, interest expense, and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

	Three Months	Nine Months Ended	Twelve Months
	Ended March 31,	December 31,	Ended March 31,
	2013	2012	2013

Net Income	$37.5	$106.7	$144.2

Depreciation (c)	$19.3	$60.9	$80.2
Amortization of intangible assets	2.6	7.7	10.3
Restructuring and other charges	1.2	8.4	9.6
Interest expense	1.7	6.2	7.9
Asset impairment charges	-	15.8	15.8
Defined benefit plan actuarial losses	4.6	42.2	46.8
Income taxes	17.6	28.0	45.6

EBITDA BEFORE CHARGES/GAINS	$84.5	$275.9	$360.4
(c) Depreciation excludes accelerated depreciation of $0.1 million for the three months ended March 31, 2013 and $8.2 million for the nine months ended December 31, 2012.

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Three Months Ended March 31,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

			Contingent
		Restructuring	acquisition	Defined benefit	Before
	GAAP	and other	consideration	plan actuarial	Charges/Gains
	(unaudited)	charges	adjustment	losses	(Non-GAAP)

2013	FIRST QUARTER

Net Sales	$890.0	-	-	-

Cost of products sold	589.8	(0.3)	-	(3.0)
Selling, general & administrative expenses	240.1	-	-	(1.6)
Amortization of intangible assets	2.6	-	-	-
Restructuring charges	0.9	(0.9)	-	-

Operating Income	56.6	1.2	-	4.6	62.4

Interest expense	1.7	-	-	-
Other income, net	(0.2)	-	-	-
Income before income taxes	55.1	1.2	-	4.6	60.9

Income taxes	17.6	0.4	-	1.5

Net Income	$37.5	0.8	-	3.1	41.4

Less: Noncontrolling interests	0.2	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$37.3	0.8	-	3.1	41.2

Average Diluted Shares Outstanding	170.3				170.3

Diluted EPS	0.22				0.24

2012

Net Sales	$798.8	-	-	-

Cost of products sold	552.0	(0.6)	-	-
Selling, general & administrative expenses	221.1	-	2.0	-
Amortization of intangible assets	3.4	-	-	-
Restructuring charges	1.0	(1.0)	-	-

Operating Income	21.3	1.6	(2.0)	-	20.9

Interest expense	2.5	-	-	-
Other income, net	(0.5)	-	-	-
Income before income taxes	19.3	1.6	(2.0)	-	18.9

Income taxes	6.3	0.6	(0.8)	-

Net Income	$13.0	1.0	(1.2)	-	12.8

Less: Noncontrolling interests	0.5	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$12.5	1.0	(1.2)	-	12.3

Average Diluted Shares Outstanding	163.0				163.0

Diluted EPS	0.08				0.08

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF SEGMENT OPERATING INCOME (LOSS) BEFORE CHARGES/GAINS TO GAAP OPERATING INCOME (LOSS)
(In millions)
(unaudited)

	For the three month period ended
	March 31, 2013	March 31, 2012	$ change	% change
KITCHEN & BATH CABINETRY
Operating income (loss) before charges/gains(a)	$14.9	$(3.9)	$18.8	482.1
Restructuring charges	(0.3)	(0.8)	0.5	62.5
Other charges (b)
Cost of products sold	(0.3)	(0.6)	0.3	50.0
Operating income (loss) (GAAP)	$14.3	$(5.3)	$19.6	369.8

PLUMBING & ACCESSORIES
Operating income before charges/gains(a)	$55.0	$36.2	$18.8	51.9
Operating income (GAAP)	$55.0	$36.2	$18.8	51.9

ADVANCED MATERIAL WINDOWS & DOOR SYSTEMS
Operating loss before charges/gains(a)	$(7.9)	$(10.3)	$2.4	23.3
Restructuring charges	(0.6)	(0.2)	(0.4)	(200.0)
Contingent acquisition consideration adjustment	-	2.0	(2.0)	(100.0)
Operating loss (GAAP)	$(8.5)	$(8.5)	$-	-

SECURITY & STORAGE
Operating income before charges/gains(a)	$12.3	$11.8	$0.5	4.2
Operating income (GAAP)	$12.3	$11.8	$0.5	4.2

(a) Operating income (loss) before charges/gains is operating income (loss) derived in accordance with GAAP excluding restructuring and other charges and income from a contingent acquisition consideration adjustment. Operating income (loss) before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by FBHS and to evaluate and identify cost-reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Other charges represents charges directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines and accelerated depreciation resulting from the closure of facilities and gains or losses associated with the sale of closed facilities.

CONTACT:
Fortune Brands Home & Security, Inc.
Media Contact:
Gary Ross, 847-484-4456
gary.ross@FBHS.com
or
Investor Contact:
Brian Lantz, 847-484-4574
brian.lantz@FBHS.com